As filed with the Securities and Exchange Commission on May 8, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
VIATRIS INC.
(Exact name of registrant as specified in its charter)

Delaware	83-4364296
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Mylan Boulevard
Canonsburg, Pennsylvania 15317
(724) 514-1800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(See Table of Additional Registrant Guarantors for information regarding additional registrants)
Brian Roman
Chief Legal Officer
Viatris Inc.
1000 Mylan Boulevard
Canonsburg, Pennsylvania 15317
(724) 514-1800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Ryan J. Patrone
Cravath, Swaine & Moore LLP
375 Ninth Avenue
New York, New York 10001
(212) 474-1000
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact name of additional registrant guarantor as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices	Name, address, including zip code, and telephone number, including area code, of agent for service
Mylan Inc.	Pennsylvania	25-1211621	1000 Mylan Boulevard Canonsburg, Pennsylvania 15317	c/o CT Corporation System, Washington County

Mylan II B.V.	Netherlands	N/A	Krijgsman 20 1186 DM Amstelveen Amsterdam, the Netherlands	Corporation Service Company 19 West 44th Street, Suite 200, New York, NY 10036

Utah Acquisition Sub Inc.	Delaware	84-4554869	1000 Mylan Boulevard Canonsburg, Pennsylvania 15317	The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

PROSPECTUS

VIATRIS INC.
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
RIGHTS
UNITS
GUARANTEES OF DEBT SECURITIES
Viatris Inc. may, from time to time, offer and sell debt securities, common stock, preferred stock, warrants, rights and units, and Mylan Inc., Mylan II B.V. and Utah Acquisition Sub Inc. may guarantee the principal of, and premium (if any) and interest on, any such debt securities of Viatris Inc. The debt securities may be convertible into or exercisable or exchangeable for common stock of Viatris Inc., other securities of Viatris Inc. or the debt or equity securities of one or more other entities.
We refer to the debt securities and the guarantees thereof, common stock, preferred stock, warrants, rights and units of Viatris Inc. registered hereunder collectively as the “securities” in this prospectus.
In addition, selling securityholders to be named in a prospectus supplement may, from time to time, offer and sell securities in such amounts and on such terms as are set forth in such prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sale of the securities by any selling securityholder.
This prospectus describes some of the general terms that may apply to the offering of securities registered hereunder. The specific terms of each series or class of the securities to be offered, and any other information relating to such offering of securities, will be set forth in the applicable prospectus supplement or the applicable free writing prospectus. The applicable prospectus supplement or free writing prospectus will also contain information, where applicable, about material U.S. federal and Dutch income tax consequences relating to, and any listing on a securities exchange of, the securities offered by such prospectus supplement or free writing prospectus. Any prospectus supplement or free writing prospectus may add to, update or change the information in this prospectus.
The securities may be offered directly by us or any selling securityholder, as applicable, through one or more underwriters, dealers or agents or directly to purchasers, or through a combination of such methods, on a continuous or delayed basis. The names of any underwriters, dealers or agents and any purchase price, fee, commission or discount arrangement between us or any selling securityholder and them or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement or free writing prospectus. See “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement or free writing prospectus describing the method and terms of the offering of such series of securities.
Our common stock is listed on the NASDAQ Stock Market (“NASDAQ”) under the symbol “VTRS”. On May 7, 2025, the last reported sale price of our common stock on NASDAQ was $8.60 per share. Our principal executive offices are located at 1000 Mylan Boulevard, Canonsburg, Pennsylvania 15317, and our telephone number is (724) 514-1800. Our Internet website address is www.viatris.com. The contents of our website are not incorporated by reference in this prospectus (except for the information expressly incorporated herein by reference as described in “Incorporation of Certain Documents by Reference”) and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Investing in the securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 7 of this prospectus and under any similar headings in any applicable prospectus supplement or free writing prospectus and in the documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated May 8, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 (the “Registration Statement”) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (“WKSI”) as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), using an automatic “shelf” registration process. By registering securities under the Registration Statement using this process, we or any selling securityholder may offer and sell any combination of the securities described in this prospectus from time to time in one or more offerings in any manner described under the heading “Plan of Distribution” in this prospectus. This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the applicable offering. We may also provide one or more free writing prospectuses containing material information relating to the applicable offering. Any prospectus supplement or free writing prospectus that we provide you may add to, update or change the information in this prospectus or in any documents incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in such prospectus supplement or free writing prospectus; provided that if any information in any of these documents is inconsistent with any information in another document having a later date, the information in the document having the later date modifies or supersedes, as applicable, the information in the document having an earlier date. You should read carefully this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.
The securities may be offered directly by us or any selling securityholder, as applicable, through one or more underwriters, dealers or agents or directly to purchasers, or through a combination of such methods, on a continuous or delayed basis. The names of any underwriters, dealers or agents and any purchase price, fee, commission or discount arrangement between us or any selling securityholder and them or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement or free writing prospectus. See “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement or free writing prospectus describing the method and terms of the offering of such series of securities.
We are responsible for the information contained in this prospectus and any prospectus supplement or free writing prospectus or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different from or inconsistent with, or in addition to, such information and we take no responsibility for any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus is correct as of any date after the date of the document containing the information. Since the respective dates of the prospectus contained in the Registration Statement and any prospectus supplement or free writing prospectus, our business, financial condition, results of operations and prospects may have changed. Except as required by law, we undertake no obligation to update any information contained or incorporated by reference herein for revisions or changes after the date of this prospectus.
This prospectus and any prospectus supplement or free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the securities registered pursuant to the Registration Statement and do not constitute an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction in which, or from any person to whom, it is unlawful to make such an offer or solicitation.
In this prospectus, unless otherwise indicated herein or the context otherwise indicates, the terms the “Company,” “Viatris,” “our,” “us” and “we” refer to Viatris Inc., a Delaware corporation, and, where appropriate, its consolidated subsidiaries, except where it is clear from the context that the terms mean only Viatris Inc. “Utah Acquisition Sub Inc.” refers to Utah Acquisition Sub Inc., a Delaware corporation, and, where appropriate, its consolidated subsidiaries, except where it is clear from the context that the term means only Utah Acquisition Sub Inc. “Mylan II B.V.” refers to Mylan II B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, and, where appropriate, its consolidated subsidiaries, except where it is clear from the context that the term means only Mylan II B.V. “Mylan Inc.” refers to Mylan Inc., a Pennsylvania corporation, and, where appropriate, its consolidated subsidiaries, except where it is clear from the context that the term means only Mylan Inc. Unless otherwise indicated in this prospectus or the context otherwise indicates, the “guarantors” means Utah Acquisition Sub Inc., Mylan II B.V. and Mylan Inc.

WHERE YOU CAN FIND MORE INFORMATION
Viatris files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website from which interested parties can electronically access our SEC filings, including the Registration Statement of which this prospectus is a part and the exhibits and schedules thereto. The address of that site is http://www.sec.gov. We also make available free of charge on our Internet website address, www.viatris.com, all materials that we electronically file with the SEC. The contents of the SEC’s website and our website are not incorporated by reference in this prospectus (except for the information expressly incorporated herein by reference as described in “Incorporation of Certain Documents by Reference”) and shall not be deemed “filed” under the Exchange Act.
We have filed with the SEC the Registration Statement, including exhibits and schedules to the Registration Statement, of which this prospectus is a part, under the Securities Act, pursuant to which the securities offered by this prospectus are registered. This prospectus does not contain all of the information set forth in the Registration Statement or the exhibits and schedules thereto, as permitted by the rules and regulations of the SEC. For further information about us and the securities, you should refer to the Registration Statement, of which this prospectus is a part, including the exhibits and schedules to the Registration Statement. This prospectus and any prospectus supplement or free writing prospectus summarize what we consider to be material provisions of certain documents. Statements contained in this prospectus or any prospectus supplement or free writing prospectus as to the contents of any contract or other document referred to in this prospectus or any prospectus supplement or free writing prospectus are not necessarily complete and, where that contract or other document is an exhibit to the Registration Statement or incorporated by reference therein, each statement is qualified in all respects by the exhibit or incorporated document to which the reference relates.
Moreover, the documents included as exhibits to the Registration Statement of which this prospectus forms a part or incorporated by reference into this prospectus or the applicable prospectus supplement or free writing prospectus are intended to provide you with information regarding the terms of such documents and not to provide any other factual or disclosure information about us or the other parties to such documents. Such documents may contain representations, warranties, covenants and other agreements by each of the parties to the applicable document. These representations, warranties, covenants and other agreements have been made solely for the benefit of the other parties to the applicable document and:
•	should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk among the parties to such documents if those statements prove to be inaccurate;
•	may be qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;
•	may apply standards of materiality in ways that are different from what may be viewed as material to you or other investors; and
•	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We “incorporate by reference” certain information into this prospectus from certain documents that Viatris has filed with the SEC. This information is considered to be part of this prospectus, except for any information that is superseded or modified by information included directly in this prospectus. This prospectus incorporates by reference the documents set forth below (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) that Viatris has previously filed with the SEC. These documents contain important information about us, including our financial condition, results of operations and descriptions of our businesses.
•	Annual Report on Form 10-K of Viatris for the year ended December 31, 2024, filed on February 27, 2025, as amended by Amendment No. 1 on Form 10-K/A, filed on April 30, 2025;
•	Quarterly Report on Form 10-Q of Viatris for the quarter ended March 31, 2025, filed on May 8, 2025;
•	Current Reports on Form 8-K of Viatris, filed on February 27, 2025 (Item 8.01 only), May 5, 2025 (Item 5.02 only) and May 8, 2025 (Item 8.01 only); and
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the description of our capital stock contained in Exhibit 4.9 to the Annual Report on Form 10-K of Viatris for the year ended December 31, 2023, filed on February 28, 2024, as supplemented by any subsequent amendments and reports filed for the purpose of updating such description.

In addition, we hereby further incorporate by reference into this prospectus additional documents that Viatris may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on and after the date of this prospectus until all of the securities offered pursuant to this prospectus have been sold or the offering of such securities hereunder has been terminated (other than any report or document, or portion of a report or document, that is furnished under applicable SEC rules rather than “filed”).
Any statement contained herein or in any document incorporated by reference herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
You can obtain any of the documents incorporated by reference into this prospectus from the SEC, through the SEC’s website at the address described above or from us by requesting them in writing or by telephone at the following address:
Viatris Inc.
Attention: Investor Relations
1000 Mylan Boulevard
Canonsburg, Pennsylvania 15317
Tel: (724) 514-1800
We will furnish without charge to each person, including any beneficial owner of our securities, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated into this prospectus by reference but not delivered with the prospectus, excluding any exhibits other than those that are specifically incorporated by reference into this prospectus.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the documents incorporated herein by reference, contain “forward-looking statements.”
These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the offering of securities registered hereunder, the goals or outlooks with respect to the Company’s strategic initiatives and priorities, including but not limited to divestitures, acquisitions, strategic alliances, collaborations or other potential transactions; the benefits and synergies of such divestitures, acquisitions, strategic alliances, collaborations or other potential transactions, or restructuring programs; future opportunities for the Company and its products; and any other statements regarding the Company’s future operations, financial or operating results, capital allocation, dividend policy and payments, share repurchases, debt ratio and covenants, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions, commitments, confidence in future results, efforts to create, enhance or otherwise unlock value, and other expectations and targets for future periods. Forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “pipeline”, “intend”, “continue”, “target”, “seek” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to:
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the possibility that the Company may not realize the intended benefits of, or achieve the intended goals or outlooks with respect to its strategic initiatives and priorities (including divestitures, acquisitions, strategic alliances, collaborations or other potential transactions) or accelerate its growth by building on the strength of its base business with an expanding portfolio of innovative, best-in-class, patent-protected assets;

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the possibility that the Company may be unable to achieve intended or expected benefits, goals, outlooks, synergies, growth opportunities and operating efficiencies in connection with divestitures, acquisitions, strategic alliances, collaborations or other transactions or restructuring programs, within the expected timeframes or at all;

•	the ongoing risks and uncertainties associated with our recent divestitures;
•	goodwill or impairment charges or other losses;
•	the Company’s failure to achieve expected or targeted future financial and operating performance and results;
•	the potential impact of natural or man-made disasters, public health outbreaks, epidemics, pandemics or social disruption in regions where we or our partners or suppliers operate;
•	actions and decisions of healthcare and pharmaceutical regulators;
•
changes in relevant laws, regulations and policies and/or the application or implementation thereof, including but not limited to tax, healthcare and pharmaceutical laws, regulations and policies globally;

•	the ability to attract, motivate and retain key personnel;
•	the Company’s liquidity, capital resources and ability to obtain financing;
•	any regulatory, legal or other impediments to the Company’s ability to bring new products to market, including but not limited to “at-risk launches”;
•	products in development that receive regulatory approval may not achieve expected levels of market acceptance, efficacy or safety;
•	longer review, response and approval times as a result of evolving regulatory priorities and reductions in personnel at health agencies;
•	success of clinical trials and the Company’s or its partners’ ability to execute on new product opportunities and develop, manufacture and commercialize products;

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any changes in or difficulties with the Company’s manufacturing facilities, including with respect to inspections, remediation and restructuring activities, supply chain or inventory or the ability to meet anticipated demand;

•	the scope, timing and outcome of any ongoing legal proceedings, including government inquiries or investigations, and the impact of any such proceedings on the Company;
•	any significant breach of data security or data privacy or disruptions to our IT systems;
•	risks associated with having significant operations globally;
•	the ability to protect intellectual property and preserve intellectual property rights;
•	changes in third-party relationships;
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the effect of any changes in the Company’s or its partners’ customer and supplier relationships and customer purchasing patterns, including customer loss and business disruption being greater than expected following an adverse regulatory action, acquisition or divestiture;

•	the impacts of competition, including decreases in sales or revenues as a result of the loss of market exclusivity for certain products;
•	changes in the economic and financial conditions of the Company or its partners;
•	uncertainties regarding future demand, pricing and reimbursement for the Company’s products;
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uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions, potential for adverse impacts from future tariffs and trade restrictions, inflation rates and global exchange rates; and

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inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with U.S. GAAP and related standards or on an adjusted basis.

For more detailed information on the risks and uncertainties associated with Viatris, see the risks described in Part I, Item 1A in the Annual Report on Form 10-K of Viatris for the year ended December 31, 2024, as amended, and Viatris’ subsequent filings with the SEC. In addition, risks related to the securities are more fully discussed in the section entitled “Risk Factors” on page 7 of this prospectus.
You can access Viatris’ filings with the SEC through the SEC website at www.sec.gov or through our website, and we strongly encourage you to do so. The contents of the SEC’s website and our website are not incorporated by reference in this prospectus (except for the information expressly incorporated herein by reference as described in “Incorporation of Certain Documents by Reference”) and shall not be deemed “filed” under the Exchange Act. Viatris undertakes no obligation to update any statements herein for revisions or changes after the filing date of this prospectus other than as required by law.

OUR COMPANY
Viatris is a global healthcare company whose breadth and scale make it uniquely positioned to address healthcare needs globally. With a mission to empower people worldwide to live healthier at every stage of life, Viatris supplies high-quality medicines to approximately 1 billion patients around the world each year. The Company has a global footprint, an extensive portfolio of medicines that is well-diversified across therapeutic areas, a one-of-a-kind global supply chain designed to reach more people when and where they need them, and the scientific expertise to address some of the world's most enduring health challenges.
Viatris’ executive management team is focused on ensuring that the Company is optimally structured and efficiently resourced to deliver sustainable value to patients, shareholders, customers and other key stakeholders. The Company operates in more than 165 countries and territories with approximately 32,000 employees. The Company has 26 manufacturing and packaging sites worldwide, more than 1,400 approved molecules and industry leading commercial, R&D, regulatory, manufacturing, legal and medical expertise. Viatris’ portfolio consists of generics (including complex products), globally recognized iconic brands, and an expanding portfolio of innovative medicines. Viatris is headquartered in the U.S., with global centers in Pittsburgh, Pennsylvania, Shanghai, China and Hyderabad, India.
Viatris has four reportable segments: Developed Markets, Greater China, JANZ, and Emerging Markets. The Company reports segment information on the basis of markets and geography, which reflects its focus on bringing its large and diversified portfolio of branded and generic products, including complex products, to people on markets everywhere. Our Developed Markets segment comprises our operations primarily in North America and Europe. Our Greater China segment includes our operations in mainland China, Taiwan and Hong Kong. Our JANZ segment consists of our operations in Japan, Australia and New Zealand. Our Emerging Markets segment encompasses our presence in more than 125 countries with developing markets and emerging economies including in Asia, Africa, Eastern Europe, Latin America and the Middle East as well as the Company’s ARV franchise.
Viatris Inc. is a Delaware corporation. Viatris Inc.’s address is 1000 Mylan Boulevard, Canonsburg, Pennsylvania 15317, and its telephone number is (724) 514-1800. Utah Acquisition Sub Inc., a Delaware corporation, is a wholly owned indirect subsidiary of Viatris. Utah Acquisition Sub Inc.’s address is 1000 Mylan Boulevard, Canonsburg, Pennsylvania 15317, and its telephone number is (724) 514-1800. Mylan II B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, with its corporate seat (statutaire zetel) in Amsterdam, the Netherlands, is a wholly owned indirect subsidiary of Viatris. Mylan II B.V.’s principal executive offices are located at Krijgsman 20, 1186 DM Amstelveen, the Netherlands. Mylan Inc., a Pennsylvania corporation, is a wholly owned indirect subsidiary of Viatris. Mylan Inc.’s address is 1000 Mylan Boulevard, Canonsburg, Pennsylvania 15317, and its telephone number is (724) 514-1800. Viatris’ common stock is listed on NASDAQ under the symbol “VTRS”. Our Internet website address is www.viatris.com. The contents of our website are not incorporated by reference in this prospectus and shall not be deemed “filed” under the Exchange Act. Additional information about Viatris is included in the documents incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

RISK FACTORS
Investing in our securities involves risks. Before making an investment decision, you should consider carefully the information under the heading “Risk Factors” in the Annual Report on Form 10-K of Viatris for the fiscal year ended December 31, 2024, as updated by subsequent annual, quarterly and other reports or documents we file with the SEC that are incorporated by reference herein. You should also carefully consider the other information included in this prospectus or the applicable prospectus supplement or free writing prospectus and other information incorporated by reference herein or therein. Each of the risks included or incorporated by reference herein or therein could result in a decrease in the value of our securities and your investment therein. Although we have tried to discuss what we believe are key risk factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict those risks or estimate the extent to which they may affect our financial performance or the values of the securities. The information contained in, and incorporated by reference into, this prospectus and any prospectus supplement or free writing prospectus includes forward-looking statements that involve risks and uncertainties, and we refer you to the “Cautionary Language Regarding Forward-Looking Statements” section in this prospectus.

SELLING SECURITYHOLDERS
We may register securities covered by this prospectus for re-offers and resales by any selling securityholders to be named in a prospectus supplement. Because we are a WKSI, we may add secondary sales of securities by any selling securityholders by filing a prospectus supplement with the SEC or other permitted methods. We may register these securities to permit securityholders to resell their securities when they deem appropriate. A selling securityholder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling securityholders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay some or all of the expenses incurred with respect to the registration of the securities owned by the selling securityholders. In connection with any sale of securities by a selling securityholder, we will disclose the amount of securities to be registered and sold and other terms of the securities being sold by such selling securityholder.

USE OF PROCEEDS
Unless otherwise set forth in the applicable prospectus supplement or free writing prospectus, the net proceeds from the sale of the securities offered by this prospectus and any applicable prospectus supplement or free writing prospectus will be used for general corporate purposes, including refinancing existing indebtedness.
Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sale of our securities by any selling securityholder.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The following description outlines certain general terms and provisions of the debt securities and any applicable guarantees offered pursuant to this prospectus. This information does not purport to be complete and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of global note. We have filed a form of senior debt indenture (the “Senior Indenture Form”), a form of subordinated debt indenture (the “Subordinated Indenture Form”) and a form of junior subordinated debt indenture (the “Junior Subordinated Indenture Form”) with the SEC as an exhibit to the Registration Statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain a copy of each form of indenture. Each indenture pursuant to which any series of debt securities is offered will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The specific terms and provisions of any series of debt securities and any variations from the general terms and provisions set forth below and the respective forms of indenture filed as an exhibit to the Registration Statement of which this prospectus is a part will be described in the applicable prospectus supplement or free writing prospectus.
As used in this section, unless otherwise expressly stated or the context otherwise requires, the terms the “Company,” “we,” “our” and “us” refer to Viatris Inc., as the issuer of the applicable series of debt securities, and not to any of its subsidiaries.
General
As used in this prospectus, “debt securities” means our direct unsecured obligations and may be evidenced by debentures, notes, bonds or other evidences of indebtedness. Material U.S. federal and Dutch income tax consequences and special considerations, if any, applicable to any debt securities will be described in the applicable prospectus supplement or free writing prospectus.
Unless the applicable prospectus supplement states otherwise, (i) senior debt securities will be issued under one or more indentures, substantially in the form of the Senior Indenture Form, from time to time in one or more series and may be established pursuant to a supplemental indenture or a company order, (ii) subordinated debt securities will be issued under one or more indentures, substantially in the form of the Subordinated Indenture Form, from time to time in one or more series and may be established pursuant to a supplemental indenture or a company order and (iii) junior subordinated debt securities will be issued under one or more indentures, substantially in the form of the Junior Subordinated Indenture Form, from time to time in one or more series and may be established pursuant to a supplemental indenture or a company order. The indentures will be between us and The Bank of New York Mellon, as trustee. The indentures will not limit the aggregate principal amount of debt securities that may be issued thereunder. The indentures will allow us to “reopen” a previously issued series of debt securities and issue additional debt securities of that series.
We will describe in the applicable prospectus supplement or free writing prospectus any additional or different terms relating to a series of debt securities, including:
•	title, aggregate principal amount and, if a series, the total principal amount authorized and the total principal amount outstanding;
•	whether the securities are senior, subordinated or junior subordinated debt securities;
•	provisions relating to conversion or exchange of debt securities into any securities or property;
•	percentage(s) of principal amount at which such securities will be issued, including any original issue discount;
•	issuance date;
•	maturity date(s);
•	interest rate(s), which may be fixed rate or variable rate, or the method for determining the interest rate(s);
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date(s) on which interest will accrue or the method for determining dates on which interest will accrue, the date(s) on which interest will be payable, the record date(s) for such interest payment date(s) and the basis on which interest will be calculated;

•
whether interest will be payable in cash or in additional debt securities of the same series, or shall accrue and increase the aggregate principal amount outstanding of such series (including if the debt securities were originally issued at a discount);

•	the identities of guarantors, if any, and the terms on which the payment of interest, premium (if any) and principal on the debt securities will be guaranteed by such guarantors;
•
whether, and under which circumstances, if any, additional amounts on the debt securities will be payable and whether, and the terms on which, debt securities will be redeemable if such additional amounts are payable;

•	mandatory or optional redemption or early repayment provisions;
•	authorized dollar amounts of denominations;
•	form;
•	amount of discount or premium, if any, with which such securities will be issued;
•	whether such securities will be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary or depositaries for global securities;
•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;
•	any defaults and events of default applicable to the particular debt securities being issued;
•
currency, currencies or currency units in which the debt securities are denominated and in which the purchase price for, the principal of and any premium and any interest on such securities will be payable;

•	securities exchange(s) on which the securities will be listed, if any;
•	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;
•	provisions relating to covenant defeasance and legal defeasance;
•	provisions relating to satisfaction and discharge of the applicable indenture;
•	provisions relating to the modification of the applicable indenture both with and without the consent of holders of debt securities issued under such indenture;
•	provisions, if any, granting special rights upon the occurrence of specified events;
•	any restriction of transferability, sale or assignment of the series;
•
whether the debt securities of a series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness; and

•	additional terms subject to the applicable provisions of the applicable indenture.
Our debt securities may be issued at an original issue discount meaning that such securities’ stated redemption price at maturity exceeds their issue price by more than a de minimis amount. Any of our debt securities issued at a substantial discount to their stated principal amount, bearing no interest or bearing interest at a rate that at the time of issuance is below the prevailing market rate are deemed issued at an original issue discount. The applicable prospectus supplement or free writing prospectus pursuant to which such debt securities are offered will describe the material U.S. federal and, if applicable, Dutch income tax, accounting and other considerations applicable to securities issued at an original issue discount.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency or other indices or other formulas. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currency or other reference factor. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currency or other reference factor to which the amount payable on such date is linked and certain additional material U.S. federal and, if applicable, Dutch income tax considerations will be set forth in the applicable prospectus supplement or free writing prospectus.
In addition, the applicable prospectus supplement or free writing prospectus will describe whether any underwriter, dealer or agent will act as a market maker for the debt securities offered thereby and the extent to which a secondary market for such securities is or is not expected to develop.
Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for shares of our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.
Global Securities
Unless otherwise provided in the applicable prospectus supplement or free writing prospectus with respect to a series of debt securities, the following provisions will apply for each series of our debt securities.
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or free writing prospectus. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
We expect the debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement or free writing prospectus, debt securities may be transferred or exchanged at the principal corporate trust office of the trustee.
The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement or free writing prospectus relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the applicable prospectus supplement or free writing prospectus relating to such debt securities.
Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary (“participants”). Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture.
Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:
•
any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

•	the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or
•	any other matter relating to the actions and practices of the depositary, its nominee or its participants.
Neither we, the trustee, any paying agent or registrar for such debt securities or any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.
We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest with respect thereto will be subject to the restrictions described in an applicable prospectus supplement or free writing prospectus.
If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. The global security of a series shall also be exchangeable for individual debt securities of such series if an event of default with respect to such series of debt securities shall have happened and be continuing. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued will generally be issued as securities in registered form in denominations, unless otherwise specified by us, of $2,000 and integral multiples of $1,000 thereof.
Guarantees
The debt securities issued by Viatris Inc. may be fully and unconditionally guaranteed by any of Utah Acquisition Sub Inc., Mylan II B.V., Mylan Inc. and certain of Viatris Inc.’s other subsidiaries. Any such guarantees will be joint and several obligations of Utah Acquisition Sub Inc., Mylan II B.V., Mylan Inc. and any other guarantors, as applicable. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by Utah Acquisition Sub Inc., Mylan II B.V., Mylan Inc. and any other guarantors, as applicable. If a series of debt securities is to be guaranteed by any of Viatris Inc.’s other subsidiaries, we will file a post-effective amendment to the Registration Statement of which this prospectus is a part to register such guarantees.
The obligations of Utah Acquisition Sub Inc., Mylan II B.V., Mylan Inc. and any other guarantors under any such guarantees may be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable guarantor without rendering the guarantee, as it relates to such guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The terms of any guarantees will be set forth in the applicable prospectus supplement or free writing prospectus.
Certain Covenants
If debt securities are issued, the applicable indenture, as supplemented for a particular series of debt securities, may contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable to such series of debt securities (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the applicable prospectus supplement or free writing prospectus. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement or free writing prospectus relating to such series of debt securities.
Consolidation, Merger and Sale of Assets
Under each of the indentures in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part, the Company may not consolidate with any other entity or accept a merger of any other entity into the Company or permit the Company to be merged into another entity, or sell or lease all or substantially all its assets to another entity, unless:
(1)
either the Company shall be the continuing entity or the successor, transferee or lessee entity, if other than the Company (the “Successor Company”), shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all the obligations of the Company under the debt securities and the indenture;

(2)	immediately after such transaction, no default shall have occurred and be continuing; and
(3)
the Company shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale or lease and such supplemental indenture comply with the indenture.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets or one or more subsidiaries of the Company, which properties and assets, if held by the Company instead of such subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
Reports
Under each of the indentures in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company is required to file with the SEC and provide the trustee with such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that (a) the Company will not be required to provide the trustee with any such information, documents and reports that are filed with the SEC and (b) the Company will not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings; provided further, however, that if the SEC does not permit such filings, the Company will be required to provide to holders of any debt securities issued under the indenture any such information, documents or reports that are not so filed.

Events of Default
Under each of the indentures in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part, each of the following constitutes an “event of default” with respect to any series of debt securities:
(1)
a failure to pay interest on the debt securities of such series that continues for a period of 30 days after payment is due; provided that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the debt securities of that series;

(2)
a failure to pay the principal or premium, if any, on the debt securities of such series when due upon maturity, redemption (otherwise than pursuant to a sinking fund), acceleration or otherwise; provided that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the debt securities of that series;

(3)	a failure to comply with the covenant described above under the caption “—Consolidation, Merger and Sale of Assets”;
(4)
a failure to comply with (x) any of the Company’s and the guarantors’ other applicable agreements contained in the applicable indenture and applicable to the debt securities of such series (other than (i) a failure that is subject to the foregoing clause (1), (2) or (3) or (ii) a failure to comply with the covenant described above under the caption “—Reports”) for a period of 60 days after receipt by the Company of written notice of such failure from the trustee for the debt securities of such series (or receipt by the Company and the trustee of written notice of such failure from the holders of at least 25% of the principal amount of the applicable series of debt securities) or (y) the requirements set forth in the covenant described above under the caption “—Reports” for a period of 120 days after receipt by the Company of written notice of such failure from the trustee for the debt securities of such series (or receipt by the Company and the trustee of written notice of such failure from the holders of at least 25% of the principal amount of the applicable series of debt securities);

(5)
with respect to senior debt securities, one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company or any significant subsidiary of the Company has outstanding indebtedness in excess of $250.0 million, individually or in the aggregate, and either (a) such default results from the failure to pay such indebtedness at its stated final maturity and such default has not been cured or the indebtedness repaid in full within 20 days of the default or (b) such default or defaults have resulted in the acceleration of the maturity of such indebtedness and such acceleration has not been rescinded or such indebtedness repaid in full within 20 days of the acceleration;

(6)
with respect to senior debt securities, one or more judgments or orders that exceed $250.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any significant subsidiary of the Company and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days after such judgment or judgments become final and nonappealable;

(7)
any guarantee by a significant subsidiary of the Company of the Company’s Indenture Obligations (as defined in the applicable indenture) under such series of debt securities shall for any reason cease to be, or shall for any reason be held in any judicial proceeding not to be, or asserted in writing by any significant subsidiary of the Company or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the applicable indenture and any such guarantee by such significant subsidiary of the Company’s Indenture Obligations under such series of debt securities, and any such default continues for 10 days;

(8)	certain events of bankruptcy, insolvency or reorganization relating to the Company or any of its significant subsidiaries;
(9)
the failure of the Company to pay a sinking fund installment, if any, when and as the same shall become payable by the terms of a debt security of such series, which failure shall have continued unremedied for a period of 30 days; and

(10)	the occurrence of any other event of default with respect to debt securities of such series as described in the applicable prospectus supplement or free writing prospectus.

Each of the indentures in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part provides that if there is a continuing event of default (other than an event of default under clause (8) above with respect to the Company) with respect to any series of debt securities outstanding under such indenture, either the trustee for the debt securities of such series or the holders of at least 25% of the outstanding principal amount of the debt securities of such series may declare the principal amount of all of the debt securities of such series to be due and payable immediately. In addition, at any time after the trustee or the holders, as the case may be, declare an acceleration with respect to the debt securities of such series, but before the applicable person has obtained a judgment or decree based on such acceleration, the holders of a majority in principal amount of the outstanding debt securities of such series may, under certain conditions, cancel such acceleration if the Company has cured all events of default (other than the nonpayment of accelerated principal) with respect to the debt securities of such series or all such events of default have been waived as provided in such indenture. For information as to waiver of defaults, see “—Modification and Waiver.” If an event of default specified in clause (8) above with respect to the Company occurs, all outstanding debt securities shall become due and payable without any further action or notice.
Each of the indentures in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part provides that, subject to the duties of the trustee to act with the required standard of care if it has received written notice of a continuing event of default, the trustee need not exercise any of its rights or powers under such indenture at the request or direction of any of the holders of debt securities of any series, unless such holders have offered to the trustee security and/or indemnity to its satisfaction. Subject to such provisions for security and/or indemnification of the trustee and certain other conditions and except as otherwise provided in the applicable indenture, the holders of a majority in principal amount of the outstanding debt securities of any series issued under such indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power the trustee holds with respect to the debt securities of such series.
No holder of any debt security of a series will have any right to institute any proceeding with respect to the applicable indenture or for any remedy unless:
•
the trustee has failed to institute such proceeding for 60 days after the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of such series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made a written request, and offered to the trustee reasonable security and/or indemnity satisfactory to it to institute such proceeding as trustee; and

•	the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction that is inconsistent with such request.
However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, such debt security on or after the date or dates they are to be paid as expressed in such debt security and to institute suit for the enforcement of any such payment.
The Company will be required to furnish to the trustee annually a statement as to the absence of certain defaults under each indenture under which debt securities have been issued and remain outstanding. Each indenture will provide that the trustee need not provide holders of the debt securities notice of any default (other than the nonpayment of principal or any premium or interest) if it considers it in the interest of the holders of the debt securities not to provide such notice. Upon becoming aware of any default or event of default with respect to a series of debt securities, the Company will deliver forthwith to the trustee for such series of debt securities an officer’s certificate specifying such default or event of default and the action the Company is taking, or proposes to take, with respect thereto.
Modification and Waiver
Each of the indentures in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part contemplates that we, any guarantors and the trustee may modify or amend the indenture without the consent of any holder of a debt security of any series to:
•	cure any ambiguity, defect, mistake or inconsistency in the applicable indenture;
•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•
comply with the provisions described above under the caption “—Consolidation, Merger and Sale of Assets” or the covenant in the applicable indenture governing guarantees, including to provide for or evidence the release of any guarantor in accordance with the terms thereof;

•
evidence and provide for the acceptance of appointment by a successor trustee and add to or change any provisions of the indenture as shall be necessary for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the applicable indenture;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the applicable indenture or any supplemental indenture thereto under the Trust Indenture Act;
•
make any change that would provide any additional rights or benefits to the holders of the debt securities of such series or that does not adversely affect in any material respect the legal rights under the applicable indenture of the holders of the debt securities of such series;

•	secure any series of debt securities;
•	establish the form and terms of securities of any series pursuant to the applicable indenture, or authorize the issuance of additional debt securities of a series previously authorized;
•	add covenants for the benefit of the holders of such series of debt securities or to surrender any right or power conferred upon the Company or any guarantor;
•
conform the text of the applicable indenture, any supplemental indenture thereto, the debt securities or any guarantees thereof to the extent a provision thereof was intended to be a substantially verbatim recitation of the applicable provision of the “Description of Debt Securities and Guarantees” or the “Description of Notes and Guarantees” (or comparable section) contained in the applicable registration statement, prospectus, prospectus supplement, free-writing prospectus or offering memorandum;

•	allow any guarantor to execute a supplemental indenture and/or guarantee with respect to the debt securities of any series;
•
add to, change or eliminate any of the provisions of the applicable indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall (A) neither apply to any debt security of any series created under such indenture prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to the benefit of such provision or (B) become effective only when there is no such debt security outstanding;

•
supplement any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities;

•	prohibit the authentication and delivery of additional series of debt securities;
•
solely with respect to the subordinated debt indenture, to make any change to the applicable provisions of such indenture that limit or terminate the benefits applicable to any holder of senior debt securities; and

•
solely with respect to the junior subordinated debt indenture, to make any changes to the applicable provisions of such indenture that limit or terminate the benefits applicable to any holder of senior debt securities or subordinated debt securities.

Each of the indentures in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part contemplates that we, any guarantors and the trustee may modify or amend the indenture as it applies to a series of the debt securities outstanding under such indenture with the consent of the holders of a majority of the aggregate principal amount of the then outstanding debt securities of such series affected by the modification or amendment. However, no such modification or amendment may, without the consent of each holder of debt securities of a series affected thereby outstanding under such indenture:
•
extend the due date of the principal of, or any installment of principal of or interest on, the debt securities of such series, or reduce the amount of the principal of an original issue discount security;

•	materially adversely affect the economic terms of a right to convert or exchange any debt security of such series, if any;
•	reduce the principal amount of, or any premium or interest rate on, the debt securities of such series;

•	change the place or currency of payment of principal of, or any premium or interest on, the debt securities of such series;
•	reduce the amount payable upon the redemption of any debt security of such series;
•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities of such series after the due date thereof; or
•
reduce the percentage in principal amount of the debt securities of such series then outstanding, the consent of whose holders is required for modification or amendment of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

In addition, the subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by such amendment, and the junior subordinated debt indenture may not be amended to alter the subordination of any outstanding junior subordinated debt securities without the consent of each holder of then outstanding senior indebtedness and subordinated indebtedness that would be adversely affected by such amendment.
The holders of a majority of the principal amount of then outstanding debt securities of a series may waive future compliance with certain restrictive covenants of the indenture applicable to such series of debt securities. The holders of at least a majority in principal amount of then outstanding debt securities of any series may waive any past default with respect to such series under the indenture applicable to such series, except a failure by the Company to pay the principal of, or any premium or interest on, any debt securities of such series or a provision that cannot be modified or amended without the consent of the holders of all outstanding debt securities of such series.
In determining whether the holders of the required principal amount of a series of debt securities have concurred in any direction, notice, waiver or consent, debt securities owned by the Company, any subsidiary of the Company, or by any affiliate of the Company, will be considered as though not outstanding, except that for the purposes of determining whether the trustee will be protected in conclusively relying on any such direction, notice, waiver or consent, only debt securities that a responsible officer of the trustee actually knows are so owned will be so disregarded.
Satisfaction and Discharge and Defeasance
Each of the indentures in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part will be discharged and will cease to be of further effect with respect to any series of debt securities issued thereunder upon:
•
either the delivery to the trustee for cancellation all debt securities of such series or, in the case of a series of debt securities that have become due and payable, will become due and payable within one year or have been called for redemption, the irrevocable deposit with the trustee in trust of cash, government obligations or a combination thereof sufficient to pay off the entire indebtedness on the debt securities of such series;

•	we or any guarantor has paid all sums payable by it with respect to such series of debt securities under the applicable indenture; and
•
we have delivered irrevocable instructions to the trustee for such series of debt securities under the applicable indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

In addition, each of the indentures in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part allows us, at our option and subject to the satisfaction of certain conditions, to elect that we and any guarantors, as applicable, with respect to any series of debt securities issued thereunder, be:
•	deemed to have paid and discharged the entire indebtedness of the debt securities of such series and any guarantees thereof (a “legal defeasance option”); or
•
released from our obligations and any of our guarantor’s obligations under certain restrictive covenants in the indenture and, following such release, noncompliance with such covenants shall not constitute a default or an event of default (a “covenant defeasance option”).

If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants. The applicable prospectus supplement or free writing prospectus will describe the procedures we must follow in order to exercise our defeasance options.
Subordination Under the Subordinated Debt Indenture and Junior Subordinated Debt Indenture
Each of the subordinated debt indenture and junior subordinated debt indenture in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part provides that payment of the interest, premium (if any) and principal on and additional amounts (if any) with respect to debt securities issued under the subordinated debt indenture or junior subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in such indenture, (i) to all of our senior indebtedness, in the case of subordinated indebtedness, and (ii) to all of our senior indebtedness and subordinated indebtedness, in the case of junior subordinated indebtedness.
The subordinated debt indenture in the form initially filed as an exhibit to the Registration Statement of which this prospectus is a part defines senior indebtedness as the interest, premium (if any) and principal on and additional amounts (if any) on all of our indebtedness, whether incurred prior to, on or after the date of the subordinated debt indenture; provided that such senior indebtedness does not include any of our indebtedness which, by the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the subordinated debt securities. The junior subordinated debt indenture in the form initially filed as an exhibit to the Registration Statement of which this prospectus is a part defines senior indebtedness as the interest, premium (if any) and principal on and additional amounts (if any) on all of our indebtedness, whether incurred prior to, on or after the date of the junior subordinated indenture; provided that such senior indebtedness does not include any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, either has a subordinate or equivalent right to payment with the subordinated debt securities or has a subordinate or equivalent right to payment with the junior subordinated debt securities. For the avoidance of doubt, senior indebtedness also includes any senior debt securities.
Each of the subordinated debt indenture and junior subordinated debt indenture in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part define “indebtedness” in the same manner. The junior subordinated debt indenture in the form initially filed as an exhibit to the Registration Statement of which this prospectus is a part defines subordinated indebtedness as interest, premium (if any) and principal on and additional amounts (if any) on all of our indebtedness that is subordinated to any of our senior indebtedness, whether created, incurred or assumed prior to, on or after the date of the junior subordinated debt indenture; provided that subordinated indebtedness does not include any of our indebtedness which by the terms of the instrument creating or evidencing such indebtedness is specifically designated as being subordinated to or pari passu with the junior subordinated debt securities.
The subordinated debt indenture and junior subordinated debt indenture in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part do not limit the amount of senior indebtedness that we can incur. The junior subordinated debt indenture in the form initially filed as an exhibit to the Registration Statement of which this prospectus is a part does not limit the amount of subordinated indebtedness that we can incur. The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities or junior subordinated debt securities receive any payment on account of such subordinated debt securities or junior subordinated debt securities, in the event:
•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or
•
that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.

We may not make any payment of the interest, premium (if any) and principal on and additional amounts (if any) on the subordinated debt securities or junior subordinated debt securities during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.

Similarly, the holders of all subordinated indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any junior subordinated debt securities receive any payment on account of such junior subordinated debt securities, in the event:
•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or
•
that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.

We may not make any payment of interest, premium (if any) and principal on and additional amounts (if any) on the junior subordinated debt securities during a continued default in payment of any senior indebtedness or subordinated indebtedness or if any event of default exists under the terms of any senior indebtedness or subordinated indebtedness.
The trustee for each series of debt securities under the subordinated debt indenture and junior subordinated debt indenture will not be deemed to owe any fiduciary duty to the holders of senior indebtedness and will not be liable to any such holders if the trustee shall in good faith mistakenly pay over or distribute to holders of subordinated indebtedness or to us or to any other person cash, property or securities to which any holders of senior indebtedness are entitled by virtue of the subordination provisions of the subordinated debt indenture and junior subordinated debt indenture or otherwise. With respect to the holders of senior indebtedness, the trustee for each series of debt securities under the subordinated debt indenture and junior subordinated debt indenture will undertake to perform only such of its covenants or obligations as are specifically set forth in such indentures and no implied covenants or obligations with respect to holders of senior indebtedness will be read into the subordinated debt indenture and junior subordinated debt indenture against such trustee.
Nothing in the subordinated debt indenture or junior subordinated debt indenture will apply to claims of, or payments to, the applicable trustee under such indentures.
Information Concerning the Trustee
The trustee, other than during the continuance of an event of default under any applicable indenture, undertakes to perform only those duties specifically set forth in the applicable indenture. Upon the occurrence of a continuing event of default under any applicable indenture, the trustee must exercise the rights and powers vested in it by the indenture and use the same degree of care and skill as a prudent person would exercise or use in the conduct of such person’s own affairs in those circumstances.
Each of the indentures in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part contains certain limitations on the rights of the trustee, should it become a creditor of us or any guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict within 90 days or resign. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with the trustee or its affiliates in the ordinary course of business.
Each series of debt securities will be issued pursuant to (i) a company order or (ii) an indenture or a supplemental indenture thereto entered into by us, any guarantors and the trustee. The name, address and any material relationship between us and our affiliates, on the one hand, and the trustee, on the other hand, will be described in the applicable prospectus supplement or free writing prospectus pursuant to which the series of debt securities are offered.
Governing Law
Each of the indentures, the debt securities and any guarantees thereof will be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK
The following description sets forth certain general terms of our common stock and our authorized but unissued preferred stock. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. The following description does not purport to be complete and is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation effective as of November 13, 2020, (the “Viatris Charter”), as amended, our Amended and Restated Bylaws, effective as of December 15, 2023 (the “Viatris Bylaws”), and the Delaware General Corporation Law (the “DGCL”) and, for any series of preferred stock, the certificate of designations relating to such particular series of preferred stock. See “Where You Can Find More Information.” The particular terms of any series of preferred stock offered by any prospectus supplement or free writing prospectus and the extent, if any, to which these general provisions may apply to that series of preferred stock will be described in the prospectus supplement or free writing prospectus relating to that series of preferred stock. Copies of the Viatris Charter and the Viatris Bylaws have been filed as exhibits to the Registration Statement of which this prospectus is a part. You are urged to read the Viatris Charter and the Viatris Bylaws in their entirety. As used in this section, unless otherwise expressly stated or the context otherwise requires, the terms “Viatris,” “we” and “our” refer to Viatris Inc. and not to any of its subsidiaries.
The Viatris Charter authorizes 3,000,000,000 shares of common stock, par value $0.01 per share, and 300,000,000 shares of preferred stock, par value $0.01 per share for a total authorized share capital of $3,300,000,000.
As of May 5, 2025, there were 1,173,681,964 shares of Viatris common stock issued and outstanding, par value $0.01. All issued shares of Viatris common stock are fully paid and non-assessable.
As of May 5, 2025, there were no shares of Viatris preferred stock outstanding. The Viatris board of directors (the “Viatris Board”) may establish the rights and preferences of the preferred stock from time to time as set forth in the Viatris Charter. The Viatris Charter does not authorize any other classes of capital stock.
Common Stock
Holders of Viatris common stock are entitled to one vote per share on all matters to be voted upon by Viatris stockholders. Unless a different vote is required by law or specifically required by the Viatris Charter or the Viatris Bylaws, if a quorum exists at any meeting of stockholders, stockholders shall have approved any matter (other than the election of directors, which is described below) if a majority of votes cast on such matter by stockholders present in person or represented by proxy at the meeting and entitled to vote on such matter are in favor of such matter. Subject to the rights of the holders of any series of Viatris preferred stock to elect directors under specified circumstances, if a quorum exists at any meeting of stockholders, stockholders have approved the election of a director if a majority of the votes cast at any meeting for the election of such director are in favor of such election. Notwithstanding the foregoing, in the event of a “contested election” of directors, directors will be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. A “contested election” means any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the secretary of Viatris.
Subject to the rights of any holders of Viatris preferred stock, the holders of Viatris common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the Viatris Board out of funds legally available for the payment of dividends. If Viatris liquidates, dissolves or winds up, after all liabilities and, if applicable, the holders of each series of preferred stock have been paid in full, the holders of Viatris common stock will be entitled to share ratably in all remaining assets. Viatris common stock does not have preemptive or conversion rights or other subscription rights. No redemption or sinking fund provisions are applicable to Viatris common stock. The rights, preferences and privileges of the holders of Viatris common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that Viatris may designate and issue in the future.
Preferred Stock
The Viatris Board may issue shares of preferred stock in one or more series and, subject to the applicable law of the State of Delaware, the Viatris Board may set the powers, rights, preferences, qualifications, limitations and restrictions of such preferred stock. The Viatris Board has the power to issue Viatris preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of Viatris common stockholders, and the Viatris Board could take such action without stockholder approval. The issuance of Viatris preferred stock could delay or prevent a change in control of Viatris.

The terms of each series of preferred stock will be described in any prospectus supplement or free writing prospectus related to such series of preferred stock and will contain a discussion of material U.S. federal income tax considerations applicable to the preferred stock.
Anti-Takeover Effects of Various Provisions of Delaware Law, the Viatris Charter and the Viatris Bylaws
Provisions of the DGCL, the Viatris Charter and the Viatris Bylaws could make it more difficult to acquire Viatris by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of coercive takeover practices and takeover bids the Viatris Board may consider inadequate and to encourage persons seeking to acquire control of Viatris to first negotiate with Viatris.
Director Elections
The Viatris Charter provides that all directors shall be elected for one-year terms and shall be up for election at each successive annual meeting.
Preferred Stock
The Viatris Board has the power to issue Viatris preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of Viatris common stockholders, and the Viatris Board could take that action without stockholder approval. The issuance of Viatris preferred stock could delay or prevent a change in control of Viatris.
Board Vacancies to Be Filled by Remaining Directors and Not Stockholders
The Viatris Charter provides that any vacancies, including any newly created directorships, on the Viatris Board will be filled by the affirmative vote of the majority of the remaining directors then in office, even if such directors constitute less than a quorum, or by a sole remaining director.
Removal of Directors by Stockholders
The Viatris Charter and the Viatris Bylaws provide that directors may be removed by stockholders, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock entitled to vote.
Special Meeting
The Viatris Bylaws provide that special meetings of the stockholders may be called by the chair of the Viatris Board, the Viatris Board pursuant to a resolution adopted by a majority of the total number of directors Viatris would have if all vacancies or unfilled directorships were filled or, subject to certain procedural requirements, the chair of the Viatris Board or the secretary of Viatris at the written request of stockholders of record owning at least 25% of the voting power entitled to vote on the matter or matters entitled to vote at the meeting.
The Viatris Bylaws do not permit a special meeting to be held at the request of stockholders if (a) the business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, the Viatris Charter or the Viatris Bylaws, (b) the Viatris Board has called for or calls for an annual meeting to be held within 90 days after the special meeting request is delivered to Viatris and the Viatris Board determines that the business of the special meeting is identical or substantially similar to an item of business of the annual meeting, (c) the business conducted at the most recent annual meeting or any special meeting held within one year included such similar business or (d) the request is delivered between 61 and 365 days after the earliest date of signature on a different request for a special meeting on the same business.
Stockholder Action
The Viatris Bylaws and the Viatris Charter do not permit stockholder action by written consent unless such written consent is granted by holders of 100% of the voting power of the outstanding shares of capital stock entitled to vote.

Advance Notice of Director Nominations and Stockholder Proposals
The Viatris Bylaws contain advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before the annual meeting of stockholders. As specified in the Viatris Bylaws, director nominations and the proposal of business to be considered by stockholders may be made only pursuant to a notice of meeting, at the direction of the Viatris Board or by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures that are provided in the Viatris Bylaws.
To be timely, a nomination of a director by a stockholder or notice for business to be brought before an annual meeting by a stockholder must be delivered to Viatris’ secretary at Viatris’ principal executive offices not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, for notice by the stockholder to be timely, it must be delivered not earlier than the 120th day before such annual meeting and not later than the close of business on the later of (a) the 90th day before such annual meeting or (b) if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by Viatris.
If a special meeting of stockholders is called for the purpose of electing one or more directors, any stockholder entitled to vote may nominate a person or persons as specified in the Viatris Bylaws, but only if the stockholder notice is delivered to Viatris’ secretary at Viatris’ principal executive offices not earlier than the 120th day before such special meeting and not later than the close of business on the later of (a) the 90th day before such special meeting or (b) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Viatris Board to be elected at such meeting.
Amendments to the Viatris Charter and the Viatris Bylaws
Under the DGCL, the Viatris Charter may not be amended by stockholder action alone. Amendments to the Viatris Charter require a board resolution approved by the majority of the outstanding capital stock entitled to vote. The Viatris Bylaws may be amended by stockholders upon the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock entitled to vote. Subject to the right of stockholders as described in the immediately preceding sentence, the Viatris Bylaws may also be adopted, amended or repealed by the Viatris Board.
Delaware Anti-Takeover Statute
Viatris is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•
the board of directors approved the acquisition of stock pursuant to which the person became an interested stockholder or the transaction that resulted in the person becoming an interested stockholder before the time that the person became an interested stockholder;

•
upon consummation of the transaction that resulted in the person becoming an interested stockholder such person owned at least 85% of the outstanding voting stock of the corporation, excluding, for purposes of determining the voting stock outstanding, voting stock owned by directors who are also officers and certain employee stock plans; or

•	the transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of Viatris.
No Cumulative Voting
The Viatris Charter prohibits cumulative voting in the election of directors.

Exclusive Forum
The Viatris Charter provides that unless Viatris otherwise consents in writing, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of Viatris, any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer or other employees of Viatris to Viatris or its stockholders, creditors or other constituents, any action asserting a claim against Viatris or any of its directors, officers or other employees arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL or the Viatris Charter or the Viatris Bylaws, any action or proceeding asserting a claim against Viatris or any of its directors, officers or other employees governed by the internal affairs doctrine or any action or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware. The Viatris Charter also provides that unless Viatris consents in writing to the selection of an alternative forum, the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act. The enforceability of similar choice of forum provisions in other companies’ charters and bylaws has been challenged in legal proceedings, and it is possible that, in connection with claims arising under federal securities laws or otherwise, a court could find the exclusive forum provisions contained in the Viatris Charter to be inapplicable or unenforceable.
Limitations on Liability and Indemnification of Officers and Directors
The Viatris Charter includes a provision, authorized under the DGCL, that eliminates the personal liability of directors and officers for monetary damages for breach of fiduciary duty as a director or officer, as applicable, to the fullest extent permitted by the DGCL.
The Viatris Charter and the Viatris Bylaws also include provisions that require Viatris to indemnify, to the fullest extent allowable under the laws of the State of Delaware, directors or officers against monetary damages for actions taken as a director or officer of Viatris, or for serving at Viatris’ request in any capacity at another corporation or enterprise, as the case may be. The Viatris Charter and the Viatris Bylaws also provide that Viatris must indemnify and advance reasonable expenses to Viatris directors and officers, subject to Viatris’ receipt of an undertaking from the indemnified party to repay all amounts advanced if it is determined ultimately that the indemnified party is not entitled to be indemnified. We also have entered into indemnification agreements with each of our directors and certain of our officers that provide them with substantially similar indemnification rights to those provided under the Viatris Charter and the Viatris Bylaws. The Viatris Charter and the Viatris Bylaws also expressly authorize Viatris to carry directors’ and officers’ insurance to protect Viatris and its directors and officers for some liabilities. Viatris currently maintains such an insurance policy. The description of indemnity herein is merely a summary of the provisions in the Viatris Charter, the Viatris Bylaws and other indemnification agreements, and such description shall not limit or alter the provisions in the Viatris Charter, the Viatris Bylaws or other indemnification agreements.
The limitation of liability and indemnification provisions in the Viatris Charter and the Viatris Bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Viatris and Viatris’ stockholders.
However, these provisions do not limit or eliminate Viatris’ rights, or those of any stockholder, to seek non-monetary relief such as an injunction or rescission if a director or officer breaches their fiduciary duties. Moreover, the provisions do not alter the liability of directors or officers under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, Viatris pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Transfer Agent and Registrar
Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock.
Listing
Our common stock is listed on NASDAQ under the symbol “VTRS”.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, common stock or preferred stock and may issue warrants independently or together with debt securities, common stock or preferred stock or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement or free writing prospectus. To the extent the information contained in the prospectus supplement or free writing prospectus differs from this summary description, you should rely on the information in the prospectus supplement or free writing prospectus. The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under the Registration Statement of which this prospectus is a part, and is qualified in its entirety by reference to the relevant warrant agreement with respect to warrants of a particular series. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement or free writing prospectus.
Debt Warrants
The applicable prospectus supplement or free writing prospectus will describe the terms of the debt warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
•	the title of the debt warrants;
•	the aggregate number of the debt warrants outstanding, if any;
•	the number of debt warrants being offered;
•	the price or prices at which the debt warrants will be issued;
•
the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;
•	the date, if any, on and after which the debt warrants and the related securities will be separately transferable;
•	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the debt securities may be purchased upon exercise;
•	the provisions, if any, for changes to or adjustments in the exercise price;
•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;
•	the terms, if any, on which we may accelerate the date by which the debt warrants must be exercised;
•	the minimum or maximum amount of debt warrants that may be exercised at any one time;
•	the currency for which the debt warrants may be purchased;
•	information with respect to book-entry procedures, if any;
•	the redemption or call provisions of such warrants, if any;
•	a discussion of material U.S. federal and, if applicable, Dutch income tax considerations applicable to an investment in the debt warrants; and
•	any other terms of the debt warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.
Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or free writing prospectus. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon such exercise, and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise of debt warrants.

Equity Warrants
The applicable prospectus supplement or free writing prospectus will describe the terms of the warrants to purchase common stock or preferred stock (“equity warrants”), in respect of which this prospectus is being delivered, including, where applicable, the following:
•	the title of the equity warrants;
•	the aggregate number of the equity warrants outstanding, if any;
•	the number of equity warrants being offered;
•	the price or prices at which the equity warrants will be issued;
•	the type and number of securities purchasable upon exercise of the equity warrants;
•	the date, if any, on and after which the equity warrants and the related securities will be separately transferable;
•	the price at which each security purchasable upon exercise of the equity warrants may be purchased;
•	the provisions, if any, for changes to or adjustments in the exercise price;
•	the date on which the right to exercise the equity warrants shall commence and the date on which such right shall expire;
•	whether the equity warrants or related securities will be listed on any securities exchange;
•	the currency for which the equity warrants may be purchased;
•	the terms, if any, on which we may accelerate the date by which the equity warrants must be exercised;
•	the minimum or maximum amount of equity warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	any anti-dilution protection;
•	the redemption or call provisions of such warrants, if any;
•	a discussion of material U.S. federal income tax considerations applicable to an investment in the equity warrants; and
•	any other terms of the equity warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.
Equity warrant certificates will be exchangeable for new equity warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or free writing prospectus. Prior to the exercise of their equity warrants, holders of equity warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the common stock or preferred stock purchasable upon such exercise may be entitled.
Except as provided in the applicable prospectus supplement or free writing prospectus, the exercise price and the number of shares of common stock or shares of preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to the holders of the underlying common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of the underlying common stock or preferred stock, as the case may be. In lieu of adjusting the number of shares purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. Unless otherwise provided in the applicable prospectus supplement or free writing prospectus, no adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable.
Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement or free writing prospectus, in case of any consolidation, merger or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or shares of preferred stock into which each equity warrant was exercisable immediately prior to the particular triggering event.
Exercise of Warrants
Each warrant will entitle the holder to purchase for cash such number of debt securities, shares of common stock or shares of preferred stock at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement or free writing prospectus relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, warrants may be exercised at any time up to the close of business on the expiration date set forth in applicable prospectus supplement or free writing prospectus. After the close of business on the expiration date, unexercised warrants will be void.
Warrants may be exercised as set forth in the applicable prospectus supplement or free writing prospectus relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or free writing prospectus, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants that are represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF RIGHTS
We may issue rights to our shareholders to purchase debt securities, common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, as specified in the applicable prospectus supplement or free writing prospectus. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following sets forth certain general terms and provisions of the rights that may be offered under the Registration Statement of which this prospectus is a part, and is qualified in its entirety by reference to the relevant rights agreement with respect to rights of a particular series. Further terms of the rights and the applicable rights agreement will be set forth in the applicable prospectus supplement or free writing prospectus. To the extent the information contained in the prospectus supplement or free writing prospectus differs from this summary description, you should rely on the information in the prospectus supplement or free writing prospectus.
We will provide in a prospectus supplement or free writing prospectus the following terms of the rights being issued:
•	the date of determining the persons entitled to participate in the rights distribution;
•	the aggregate number of shares of the underlying securities purchasable upon exercise of the rights;
•	the exercise price;
•	the provisions, if any, for changes to or adjustments in the exercise price;
•	the aggregate number of rights issued;
•	the date, if any, on and after which the rights will be separately transferable;
•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire;
•	a discussion of material U.S. federal and, if applicable, Dutch income tax considerations applicable to an investment in the rights; and
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
Exercise of Rights
Each right will entitle the holder of rights to purchase for cash the principal amount of debt securities, shares of common stock or shares of preferred stock at the exercise price provided in the applicable prospectus supplement or free writing prospectus. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement or free writing prospectus. After the close of business on the expiration date, all unexercised rights will be void.
Holders may exercise rights as described in the applicable prospectus supplement or free writing prospectus. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement or free writing prospectus, we will, as soon as practicable, forward the debt securities, shares of common stock or shares of preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF UNITS
We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The following sets forth certain general terms and provisions of the units that may be offered under the Registration Statement of which this prospectus is a part. Further terms of the units will be set forth in the applicable prospectus supplement or free writing prospectus. To the extent the information contained in the prospectus supplement or free writing prospectus differs from this summary description, you should rely on the information in the prospectus supplement or free writing prospectus.
When we issue units, we will provide in a prospectus supplement or free writing prospectus the following terms of the units being issued:
•	the title of any series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	information with respect to any book-entry procedures;
•	a discussion of material U.S. federal and, if applicable, Dutch income tax considerations applicable to an investment in the units;
•	whether we will apply to have the units traded on a securities exchange or securities quotation system; and
•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We and any selling securityholder may sell the securities under this prospectus in one or more of the following ways from time to time:
•	to or through one or more underwriters or dealers;
•	in short or long transactions;
•	directly by us or any selling securityholder to investors;
•	through agents;
•	through a combination of these methods; or
•	through any other method permitted pursuant to applicable law.
Registration of the securities covered by this prospectus and any prospectus supplement or free writing prospectus does not mean that those securities necessarily will be offered or sold. In addition, we and any selling securityholder may sell any securities covered by this prospectus in private transactions, and any selling securityholder may sell under Rule 144 of the Securities Act, rather than pursuant to this prospectus.
If underwriters, dealers or agents are used in the sale, the securities will be acquired by the underwriters, dealers or agents for their own account and may be resold from time to time in one or more transactions, including:
•	in privately negotiated transactions;
•	in one or more transactions at a fixed price or prices, which may be changed from time to time;
•	in one or more transactions, including “forward” transactions at a floating price or prices that may be changed from time to time;
•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	at prices related to those prevailing market prices; or
•	at negotiated prices.
As applicable, we and any underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement or free writing prospectus the terms and offering of securities by us or any selling securityholder, including:
•	the names of any underwriters, dealers, agents or other counterparties;
•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	details regarding over-allotment options under which underwriters may purchase additional securities from us or any selling securityholder, if any;
•	the purchase price of the securities being offered and the proceeds we or any selling securityholder will receive from the sale;
•	the public offering price; and
•	the securities exchanges on which such securities may be listed, if any.
We or any selling securityholder may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement or free writing prospectus indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement or free writing prospectus, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or any selling securityholder or borrowed from us, any selling securityholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or any selling securityholder in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us or any selling securityholder will be underwriters and will be identified in an applicable prospectus supplement or free writing prospectus. We may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders.
We or any selling securityholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement or free writing prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.
Underwriters, Dealers and Agents
If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions as described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters, dealers or agents with which we have a material relationship and will describe the nature of any such relationship in the prospectus supplement or free writing prospectus, naming any such underwriters, dealers or agents.
We or any selling securityholder may sell the securities through agents from time to time. When we or any selling securityholder sell securities through agents, the prospectus supplement or free writing prospectus will name any agent involved in the offer or sale of securities and any commissions we or any selling securityholder pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We or any selling securityholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us or any selling securityholder at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions we or any selling securityholder pay for solicitation of these contracts.
Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us or any selling securityholder and the underwriters, dealers and agents.
We or any selling securityholder may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.
Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us, any selling securityholder or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, concessions, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement or free writing prospectus for any securities offered by us or any selling securityholder will identify any such underwriter, dealer or agent and describe any compensation received by them from us or any selling securityholder. Any public offering price and any discounts, concessions or commissions allowed or re-allowed or paid to dealers may be changed from time to time.
Underwriters, dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.
Stabilization Activities
In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us or any selling securityholder in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us or any selling securityholder, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities.
Direct Sales
We or any selling securityholder may also sell securities directly to one or more purchasers without using underwriters, dealers or agents. In this case, no underwriters, dealers or agents would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We or any selling securityholder may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.
At-the-Market Offerings
To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement or free writing prospectus.
Trading Market and Listing of Securities
Each series of securities sold pursuant to a prospectus supplement or free writing prospectus, other than our common stock which is listed on NASDAQ, will be a new issue of securities with no established trading market. We may elect to list securities other than common stock on an exchange, but unless specified in the applicable prospectus supplement or free-writing prospectus, we shall have no obligation to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making activities at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS
Unless otherwise indicated in any prospectus supplement, certain legal matters regarding the securities offered hereby relating to: (i) New York law will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York, (ii) Dutch law will be passed upon for us by NautaDutilh N.V., our Dutch counsel, and (iii) Pennsylvania law will be passed upon for us by Parker Poe Adams & Bernstein LLP, our Pennsylvania counsel. If the securities are being distributed in an underwritten offering, certain legal matters regarding such securities will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS
The consolidated financial statements and the related consolidated financial statement schedules incorporated by reference into this prospectus from Viatris Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 and the effectiveness of Viatris Inc.’s internal control over financial reporting as of December 31, 2024 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES
The Netherlands
Mylan II B.V. is incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands. Certain of Mylan II B.V.’s directors may reside outside the United States, and certain of its or such persons’ assets may be located outside the United States. As a result, it may not be possible for investors to effect service of process, including judgments, upon Mylan II B.V. or such persons outside of the Netherlands or within the United States. It may also be difficult for investors to enforce judgments obtained in courts other than Dutch courts against Mylan II B.V.
There is currently no enforcement treaty between the Netherlands and the United States. Consequently, a judgment of any court in the United States would not be automatically recognized and enforceable in the Netherlands. Without limiting the generality of the previous statement, there is doubt as to whether Dutch courts will uphold judgments predicated upon the civil liability provisions in the U.S. federal securities laws or the securities laws of any state within the United States. In order to obtain a judgment that can be enforced in the Netherlands against Mylan II B.V., the dispute will have to be re-litigated before a competent Dutch court, which will have discretion to attach such weight to the judgment of any court in the United States as it deems appropriate. Based on case law, the Dutch courts can be expected to give conclusive effect to a final and enforceable judgment of a court in the United States without re-examination or re-litigation of the substantive matters adjudicated upon if (i) the court involved accepted jurisdiction on the basis of an internationally recognized ground to accept jurisdiction, (ii) the proceedings before such court complied with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment was not contrary to the public policy (openbare orde) of the Netherlands and (iv) such judgment was not incompatible with a judgment given between the same parties by a Dutch court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment is recognizable in the Netherlands.
In addition, a Dutch court might not accept jurisdiction and impose civil liability in an action commenced in the Netherlands and predicated solely upon United States federal securities laws. Furthermore, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in jurisdictions outside the United States.

CERTAIN INSOLVENCY LAW CONSIDERATIONS
The Netherlands
Mylan II B.V. is incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) in the Netherlands. Provided that the center of main interest of Mylan II B.V. would deemed to be located in the Netherlands, or outside of any member state of the EU (except Denmark), proceedings by or against Mylan II B.V. may be based on Dutch insolvency laws. Dutch insolvency laws may also be applicable to secondary or territorial proceedings under the EC Regulation 2015/848 of the European Parliament and of the Council of 20 May 2015 on Insolvency Proceedings (recast) (the “Insolvency Regulation”). Under the Insolvency Regulation creditors are entitled to seek opening of secondary or territorial liquidation proceedings in each member state of the EU (except Denmark) where a company has an establishment, provided that if the center of main interest is deemed not to be in the Netherlands or another member state of the EU (except Denmark) the insolvency regulation may not be applicable. In other jurisdictions, provision is made for similar ancillary proceedings. Secondary or territorial proceedings under the Insolvency Regulation or similar ancillary proceedings will to a certain extent be based upon the insolvency laws of such foreign jurisdictions and will be limited to the assets of the debtor located in such foreign jurisdiction.
Dutch insolvency law differs significantly from insolvency proceedings in the United States and may make it more difficult for holders of the notes to recover the amount they would normally expect to recover in liquidation or bankruptcy proceedings in the United States. There are two primary insolvency regimes under Dutch law in respect of legal entities. The first, moratorium of payments (surseance van betaling), is intended to facilitate the reorganization of a debtor’s indebtedness and enable the debtor to continue as a going concern. The second, bankruptcy (faillissement), is primarily designed to liquidate and distribute the proceeds of the assets of a debtor to its creditors. In practice, bankruptcy proceedings may also be used to sell the business, or part of the business, as a going concern. Both insolvency regimes are set forth in the Dutch Bankruptcy Act (Faillissementswet). A general description of the principles of both insolvency regimes is set out below.
An application for a moratorium of payments can only be made by the debtor itself and on the ground that the debtor foresees to be unable to continue payments when they fall due. A moratorium could be used as a defense by the debtor against a bankruptcy application by a creditor. Once the request for a moratorium of payments is filed the court will immediately (dadelijk) grant a provisional moratorium and appoint at least one administrator (bewindvoerder) of the debtor’s estate. A court hearing of, among others, creditors is required to decide on the definitive moratorium. If a draft composition (ontwerp akkoord) is filed simultaneously with the application for moratorium of payments, the court can order that the composition will be processed before a decision about a definitive moratorium. If the composition is accepted by the creditors and subsequently irrevocably confirmed by the court (gehomologeerd), the provisional moratorium ends. The definitive moratorium will generally be granted unless (i) a qualified minority (more than one-quarter in amount of claims held by creditors represented at the creditors’ meeting or more than one-third in number of creditors represented at such creditors’ meeting) of the unsecured non-preferential creditors withholds its consent or (ii) there is a valid fear that the debtor will try to prejudice the creditors during a suspension of payments or if there is no prospect that the debtor will be able to satisfy its creditors in the (near) future. The moratorium of payments is only effective with regard to unsecured non-preferential creditors. Unlike Chapter 11 proceedings under United States bankruptcy law, during which both secured and unsecured creditors are generally barred from seeking to recover on their claims during a moratorium of payments, under Dutch law, secured and preferential creditors (including, among other parties, tax and social security authorities) may enforce their rights against assets of the company in moratorium of payments to satisfy their claims as if there were no moratorium of payments. A recovery under Dutch law could, therefore, involve a sale of assets that does not reflect the going concern value of the debtor. However, the court may order a freeze (afkoelingsperiode) for a maximum period of four months during which enforcement actions by secured or preferential creditors are barred. In a moratorium of payments, whether definitive or temporary, a composition (akkoord) may be offered to creditors. A composition will be binding on all unsecured and non-preferential creditors if it is (i) approved by a simple majority of the meeting of the recognized and of the admitted creditors representing at least 50% of the amount of the recognized and of the admitted claims, and (ii) subsequently irrevocably ratified (gehomologeerd) by the court. Even if the composition is not accepted by the creditors, the composition may still be accepted by a Dutch district court or, if appointed, the supervisory judge if (i) three-fourths of the admitted and recognized ordinary creditors present at the creditor’s meeting voted in favor of the composition and (ii) the non-acceptance of the composition during the creditor’s meeting is the consequence of a vote against the composition by one or more creditors who, taking into consideration all relevant circumstances, in particular the percentage that such creditor(s) would receive in case of a bankruptcy of the debtor, could not have come to the decision to vote against the composition if such creditor would have acted reasonably. Consequently, Dutch insolvency laws could preclude or inhibit the ability of the holders of the notes to effect a restructuring and could reduce the recovery of a holder of the notes in Netherlands moratorium of payments proceedings. Interest payments that fall due after the date on which a moratorium of payments is granted cannot be claimed in a composition.
Under Dutch bankruptcy proceedings, the assets of a debtor are generally liquidated and the proceeds distributed to the debtor’s creditors in accordance with the respective rank and priority of their claims. As in moratorium of payments proceedings, the court may order a freeze for a maximum of four months during which enforcement actions by secured or preferential creditors are barred unless such creditors have obtained leave for enforcement from the supervisory judge. Note that any applicable freeze does not bar creditors of the bankrupt estate (boedelschuldeisers) to take enforcement actions against the bankrupt estate if and when a claim of such creditor has become due and payable. The claim of a creditor may be limited depending on the date the claim becomes due and payable in accordance with its terms. Generally, claims of the holders of the notes that were not due and payable by their terms on the date of a bankruptcy of the relevant guarantor will be accelerated and become due and payable as of that date. Each of these claims will have to be submitted to the receiver to be verified by the receiver in accordance with the applicable provisions of the Dutch Bankruptcy Act or a collective settlement agreement (if any) within the meaning of the Dutch Act on Collective Settlement of Mass Claims (Wet collectieve afwikkeling massaschade). Verification under Dutch law means that the receiver takes a preliminary decision on the value of the claim and whether and to what extent it will be admitted in the bankruptcy proceedings. The valuation of claims that otherwise would not have been payable at the time of the bankruptcy proceedings but only would have been payable on a date one year after the date of bankruptcy may be based on a net present value analysis or collective settlement agreement (if any). Interest payments that fall due after the date of the bankruptcy cannot be verified. The existence, value and ranking of any claims submitted by the holders of the notes may be challenged in the Dutch bankruptcy proceedings. Generally, in a creditors’ meeting (verificatievergadering), the receiver, the insolvent debtor and all verified creditors may dispute the verification of claims of other creditors. In order to qualify for a distribution in the liquidation, creditors whose claims or value thereof are disputed in the creditors meeting by others than the debtor may be referred to separate court proceedings (renvooiprocedure). These renvooi procedures could cause holders of the notes to recover less than the percentage they would receive if their claim was fully acknowledged or less than they could recover in a United States liquidation. Such renvooi procedures or proceedings for granting a collective settlement agreement binding effect could also cause payments to the holders of the notes to be delayed compared with holders of undisputed claims or where no such collective settlement agreement has been concluded. Further, and unless in certain cases if the receiver in bankruptcy concluded a collective settlement agreement in a bankruptcy, a composition may be offered to creditors, which shall be binding on unsecured non-preferential creditors if (i) it is approved by a simple majority of the meeting of unsecured non-preferential creditors with admitted and provisionally admitted claims, representing at least 50% of the total amount of the admitted and provisionally admitted unsecured non preferential claims, and (ii) subsequently irrevocably ratified (gehomologeerd) by the court. Even if the composition is not accepted by the creditors, the composition may still be accepted by the Dutch district court or, if appointed, the supervisory judge if (i) three-fourths of the admitted and (provisional) recognized ordinary creditors present at the creditor’s meeting voted in favor of the composition and (ii) the nonacceptance of the composition during the creditor’s meeting is the consequence of a vote against the composition of one or more creditors that, taking into consideration all relevant circumstances, in particular the percentage that such creditor(s) would receive in case of a bankruptcy of the debtor, could not have come to the decision to vote against the composition if such creditor would have acted reasonably. The Dutch Bankruptcy Act does not in itself recognize the concept of classes of creditors. Remaining amounts, if any, after satisfaction of the creditors of the bankruptcy estate, secured and the preferential creditors, are distributed among the unsecured non-preferential creditors, which will be satisfied on a pro rata basis. Contractual subordination may to a certain extent be given effect in Dutch insolvency proceedings. The actual effect depends largely on the way such subordination is construed.
With the entry into force of the Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord) (“WHOA”) on January 1, 2021, debtors now have the possibility to offer a composition outside of formal insolvency proceedings. The WHOA is inspired on the UK Scheme of Arrangements and the U.S. Chapter 11 procedure and it offers debtors additional possibilities to restructure their debt. Unlike a composition in suspension of payments and in bankruptcy proceedings, a composition under the WHOA can be offered to secured creditors as well as shareholders. Under the WHOA, proceedings can be opened for companies in financial distress, where the debtor stays in possession and can offer a composition plan to its creditors (including secured creditors and shareholders), whereby the creditors will be divided into separate classes. The WHOA also allows that group companies providing guarantees for the debtor’s obligations are included in the plan, if (i) the relevant group companies are reasonably expected to be unable to pay their debts as they fall due, (ii) they have agreed to the proposed restructuring plan insofar as it concerns their obligations and (iii) the court has jurisdiction over the relevant group companies. Under the WHOA, a debtor may offer its creditors a composition plan which may also entail a revision or release of the guarantees in place granted by group companies. It may well be that claims against Mylan II B.V. can be compromised as a result of a composition if the relevant majority of creditors within a class vote in favor of such a composition. In addition, the WHOA provides for the possibility of the composition plan to be binding on a dissenting class, i.e. cross-class cram downs. Under the WHOA, the court will confirm a composition plan if at least one class of creditors (other than a class of shareholders) that can be expected to receive a distribution in case of a bankruptcy of the debtor approves the plan, unless there is a statutory ground for refusal. The WHOA can provide for restructurings that stretch beyond Dutch borders. The WHOA will provide debtors with an option, at the beginning of the process, to choose whether the restructuring plan will be “public” or “private”. A public restructuring plan is automatically recognized under the Insolvency Regulation. A private restructuring is not, but may possibly be subject to recognition in other (EU as well as non-EU) jurisdictions on the basis of their own private international laws.
Set-off is allowed prior to the bankruptcy, although a set-off prior to bankruptcy may be subject to clawback in the case of fraudulent conveyance or bad faith in obtaining the claim used for set-off. Also, payments made prior to the bankruptcy order may be avoided in Dutch insolvency proceedings. Voluntary (onverplichte) payments made by the debtor can be avoided if the debtor knew or should have known at the moment of payment that the creditors would be prejudiced. In case of bankruptcy, knowledge exists where the parties could foresee the bankruptcy of the debtor with a reasonable amount of probability. Even payments made that were due and payable can be avoided if (i) the payee (hij die betaling ontving) knew that the application for bankruptcy of the debtor was filed at the moment of payment or (ii) the debtor and the payee engaged in this payment in a conspiracy in order to prejudice other creditors.
Under Dutch law, as soon as a debtor is declared bankrupt, all pending executions of judgments against such debtor, as well as all attachments on the debtor’s assets (other than with respect to secured creditors and certain other creditors, as described above), will be terminated by operation of law. The opening of bankruptcy proceedings and the granting of suspension of payments will have retroactive effect until 0:00h of the day that the debtor is declared bankrupt or suspension of payments is (provisionally) granted, respectively. Simultaneously with the opening of the bankruptcy, a Dutch receiver will be appointed. The proceeds resulting from the liquidation of the bankrupt estate may not be sufficient to satisfy unsecured creditors under the guarantees granted by a bankrupt guarantor after the secured and the preferential creditors have been satisfied. Litigation pending on the date of the bankruptcy order is automatically stayed.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered under this registration statement.

Amount to be Paid
SEC registration fee	$ *
Legal fees and expenses	**
Rating agency fees	**
Accounting fees and expenses	**
Transfer agent and registrar fees and expenses	**
Trustee fees and expenses	**
Stock exchange listing fees	**
Printing costs	**
Miscellaneous	**
Total	$**

*
Under Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), applicable U.S. Securities and Exchange Commission (the “SEC”) registration fees have been deferred and will be paid at the time of any particular offering of securities under this registration statement, and are therefore not estimable at this time.

**
Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement or free writing prospectus.

Item 15.	Indemnification of Directors and Officers
Delaware Registrants
Viatris Inc. and Utah Acquisition Sub Inc. are Delaware corporations.
Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, against expenses (including, but not limited to, attorneys’ fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) actually and reasonably incurred in connection with any such action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person may be involved by reason of the fact that such person served or is serving in these capacities, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe such person’s conduct was unlawful. In the case of an action, suit or proceeding made or brought by or in the right of the corporation to procure a judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, except for such expenses as the court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such action, suit or proceeding or with respect to any such claim, issue or matter therein, shall be indemnified against all expenses actually and reasonably incurred in connection therewith.
Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Viatris Inc.’s Amended and Restated Certificate of Incorporation (the “Viatris Charter”) and Amended and Restated Bylaws (the “Viatris Bylaws”) include provisions that require Viatris Inc. to indemnify, to the fullest extent allowable under the laws of the State of Delaware, directors or officers against monetary damages for actions taken as a director or officer of Viatris Inc., or for serving at Viatris Inc.’s request in any capacity at another corporation or enterprise, as the case may be. The Viatris Charter and the Viatris Bylaws also provide that Viatris Inc. must indemnify and advance reasonable expenses to its directors and officers, subject to Viatris Inc.’s receipt of an undertaking from the indemnified party to repay all amounts advanced if it is determined ultimately that the indemnified party is not entitled to be indemnified. Viatris Inc. is also expressly authorized to carry directors’ and officers’ insurance to protect Viatris Inc. and its directors and officers for some liabilities. In addition, as permitted by Delaware law, the Viatris Charter provides that no director shall be liable to Viatris Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director.
Viatris Inc. has entered into indemnification agreements with each of the directors and executive officers of Viatris Inc. The indemnification agreements provide indemnification, to the fullest extent permitted by applicable law, to each such director or officer who was, is or becomes or is threatened to be made, in their capacity as a director or officer of Viatris Inc. or any of its subsidiaries or any capacity of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of Viatris Inc., a party to any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, inquiry, administrative hearing, appeal or any other proceeding (including, without limitation, stockholder claims, actions, demands, suits, proceedings, investigations and arbitrations), whether civil, criminal, administrative, arbitrative, investigative or otherwise, whether formal or informal.
Utah Acquisition Sub Inc.’s Certificate of Incorporation (the “Utah Acquisition Sub Charter”) and Bylaws (the “Utah Acquisition Sub Bylaws”) include provisions that require Utah Acquisition Sub Inc. to indemnify its directors and officers to the extent not prohibited by the DGCL or any other applicable law; provided, however, that Utah Acquisition Sub Inc. may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided further, that Utah Acquisition Sub Inc. shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person, with certain exceptions enumerated in the Utah Acquisition Sub Bylaws. The Utah Acquisition Sub Bylaws also provide that Utah Acquisition Sub Inc. must advance all expenses incurred by its directors and officers, subject to Utah Acquisition Sub Inc.’s receipt of an undertaking from the indemnified party to repay all amounts advanced it is ultimately determined that the indemnified party is not entitled to be indemnified. Utah Acquisition Sub Inc. is also expressly authorized to purchase insurance on behalf of directors and officers indemnified pursuant to the Utah Acquisition Sub Bylaws. Further, the Utah Acquisition Sub Charter includes provisions that state that a director of Utah Acquisition Sub Inc. shall not be personally liable to Utah Acquisition Sub Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability under certain circumstances enumerated in the Utah Acquisition Sub Charter.
Dutch Registrant
Mylan II B.V. is a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands.
Without prejudice to any indemnity to which any person may be contractually or otherwise entitled and to the fullest extent permitted by applicable Dutch law, as the same exists or may be amended (but, in the case of such amendment, only to the extent that such amendment permits Mylan II B.V. to provide broader indemnification rights than such law permitted Mylan II B.V. to provide prior to such amendment), Mylan II B.V.’s articles of association (the “Articles”) provide that Mylan II B.V. will indemnify and hold harmless each of its current or former directors, liquidators or officers against any financial losses or damages incurred by such person and any expense reasonably paid or incurred by such indemnified person in connection with any threatened, pending or completed suit, claim, action or legal proceedings of a civil, criminal, administrative or other nature, formal or informal, in which such indemnified person becomes involved, to the extent this relates to such person’s current or former position with Mylan II B.V. and in each case to the extent permitted by applicable law.
No indemnification under the Articles shall be given to an indemnified person: (i) if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such indemnified person), (ii) to the extent that such person’s financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so), (iii) in relation to proceedings brought by such indemnified person against Mylan II B.V., except for proceedings brought to enforce indemnification to which such person is entitled pursuant to the Articles, pursuant to an agreement between such indemnified person and Mylan II B.V. which has been approved by the board of directors of Mylan II B.V. or pursuant to insurance taken out by Mylan II B.V. for the benefit of such indemnified person and (iv) for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without Mylan II B.V.’s prior consent.
Under the Articles, the board of directors of Mylan II B.V. may stipulate additional terms, conditions and restrictions in relation to the indemnification described above.
Mylan II B.V. currently maintains an insurance policy which insures directors and officers against certain liabilities which might be incurred in connection with the performance of their duties.
The description of indemnity herein is merely a summary of the provisions in the Articles, and such description shall not limit or alter the provisions in the Articles.
Pennsylvania Registrant
Mylan Inc. is organized under the laws of Pennsylvania. The Pennsylvania Business Corporation Law of 1988, as amended (“BCL”), authorizes a Pennsylvania corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance for such indemnification. Mylan Inc.’s bylaws provide that each person who is or was serving as a director or officer of the corporation and any other person designated as an indemnified representative by the board of directors shall be entitled to indemnification as and to the fullest extent permitted by law, including the BCL or any successor statutory provision, as from time to time amended.
The BCL also permits a Pennsylvania corporation, by so providing in its bylaws, to eliminate the personal liability of a director for monetary damages for any action taken unless the director has breached or failed to perform the duties of such person’s office and the breach or failure constitutes self-dealing, willful misconduct or recklessness. In addition, no such limitation of liability is available with respect to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to federal, state or local law. Mylan Inc.’s bylaws eliminate the personal liability of the directors to the fullest extent permitted by the BCL.
Mylan Inc.’s bylaws also provide that it may maintain an insurance policy which insures Mylan Inc. and any directors, officers or other indemnified representatives as described in this section against certain liabilities which might be incurred in connection with the performance of their duties.
In addition, Mylan Inc. has indemnification agreements with its directors and contractual indemnification obligations to certain of its officers, which provide that Mylan Inc. will indemnify such persons against any and all expenses, liabilities and losses incurred by such person in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation (provided generally that any such claim, action, suit, proceeding or investigation initiated by the indemnitee was authorized by its board of directors) to which such person was or is a party, or is threatened to be made a party, because such person is or was a director or officer of Mylan Inc. or of any of its subsidiaries, or served at the request of Mylan Inc. as a director, officer, trustee, employee or agent of another entity.

Item 16.	Exhibits
The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

4.1
Amended and Restated Certificate of Incorporation of Upjohn Inc., effective as of November 13, 2020, filed as Exhibit 3.1 to the Report on Form 8-K filed by Viatris Inc. with the SEC on November 19, 2020, and incorporated herein by reference.

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Upjohn Inc., effective as of November 16, 2020, filed as Exhibit 3.3 to the Report on Form 8-K filed by Viatris Inc. with the SEC on November 19, 2020, and incorporated herein by reference.

4.3
Certificate of Amendment of Amended and Restated Certificate of Incorporation of Viatris Inc., effective as of December 15, 2023, filed by Viatris Inc. as Exhibit 3.1(c) to Form 10-K for the fiscal year ended December 31, 2023, and incorporated herein by reference.

4.4
Certificate of Amendment of Amended and Restated Certificate of Incorporation of Viatris Inc., effective as of December 15, 2023, filed by Viatris Inc. as Exhibit 3.1(d) to Form 10-K for the fiscal year ended December 31, 2023, and incorporated herein by reference.

4.5
Amended and Restated Bylaws of Viatris Inc., effective as of December 15, 2023, filed as Exhibit 3.1 to the Report on Form 8-K filed by Viatris Inc. with the SEC on December 15, 2023, and incorporated herein by reference.

4.6
Certificate of Incorporation of Utah Acquisition Sub Inc., filed as Exhibit 3.4 to the Registration Statement on Form S-4 filed by Viatris Inc. with the SEC on September 10, 2021, and incorporated herein by reference.

4.7	Bylaws of Utah Acquisition Sub Inc., filed as Exhibit 3.5 to the Registration Statement on Form S-4 filed by Viatris Inc. with the SEC on September 10, 2021, and incorporated herein by reference.

4.8	Deed of Incorporation of Mylan II B.V., filed as Exhibit 3.6 to the Registration Statement on Form S-4 filed by Viatris Inc. with the SEC on September 10, 2021, and incorporated herein by reference.

4.9
Amended and Restated Articles of Incorporation, as Amended, of Mylan Inc., filed as Exhibit 3.7 to the Registration Statement on Form S-4 filed by Viatris Inc. with the SEC on September 10, 2021, and incorporated herein by reference.

4.10
Third Amended and Restated Bylaws, as Amended, of Mylan Inc., filed as Exhibit 3.8 to the Registration Statement on Form S-4 filed by Viatris Inc. with the SEC on September 10, 2021, and incorporated herein by reference.

4.11**	Form of Senior Indenture among Viatris Inc., as issuer, the guarantors party thereto and The Bank of New York Mellon, as trustee (the “Form of Viatris Inc. Senior Indenture”).

4.12**	Form of Subordinated Indenture among Viatris Inc., as issuer, the guarantors party thereto and The Bank of New York Mellon, as trustee (the “Form of Viatris Inc. Subordinated Indenture”).

4.13**
Form of Junior Subordinated Indenture among Viatris Inc., as issuer, the guarantors party thereto and The Bank of New York Mellon, as trustee (the “Form of Viatris Inc. Junior Subordinated Indenture”).

Exhibit No.	Description
4.14(a)
Indenture, dated November 29, 2013, between Mylan Inc. and The Bank of New York Mellon, as trustee, filed as Exhibit 4.1 to the Report on Form 8-K filed by Mylan Inc. with the SEC on November 29, 2013, and incorporated herein by reference.

4.14(b)
First Supplemental Indenture, dated November 29, 2013, between Mylan Inc. and The Bank of New York Mellon, as trustee, filed as Exhibit 4.2 to the Report on Form 8-K filed by Mylan Inc. with the SEC on November 29, 2013, and incorporated herein by reference.

4.14(c)
Second Supplemental Indenture, dated February 27, 2015, among Mylan Inc., as issuer, Mylan N.V., as guarantor, and The Bank of New York Mellon, as trustee, to the Indenture, dated November 29, 2013, filed as Exhibit 4.6 to the Report on Form 8-K filed by Mylan N.V. with the SEC on February 27, 2015, and incorporated herein by reference.

4.14(d)
Third Supplemental Indenture, dated March 12, 2015, between and among Mylan Inc., as issuer, Mylan N.V., as parent, and The Bank of New York Mellon, as trustee, to the Indenture, dated November 29, 2013, filed by Mylan N.V. as Exhibit 4.5(b) to Form 10-Q for the quarter ended March 31, 2015, and incorporated herein by reference.

4.14(e)
Fourth Supplemental Indenture dated November 16, 2020, by and among Mylan Inc., Viatris Inc., Utah Acquisition Sub Inc., Mylan II B.V. and The Bank of New York Mellon, as trustee, to the Indenture dated November 29, 2013, by and between Mylan Inc. and The Bank of New York Mellon, as trustee, filed as Exhibit 4.7 to the Report on Form 8-K/A filed by Viatris Inc. with the SEC on November 19, 2020, and incorporated herein by reference.

4.15(a)
Indenture, dated as of June 9, 2016, among Mylan N.V., as issuer, Mylan Inc., as guarantor, and The Bank of New York Mellon, as trustee, filed as Exhibit 4.1 to the Report on Form 8-K filed by Mylan N.V. with the SEC on June 15, 2016, and incorporated herein by reference.

4.15(b)
First Supplemental Indenture dated November 16, 2020, by and among Viatris Inc., Utah Acquisition Sub Inc., Mylan II B.V., Mylan Inc. and The Bank of New York Mellon, as trustee, to the Indenture dated June 9, 2016, by and among Mylan N.V., Mylan Inc. and The Bank of New York Mellon, as trustee, filed as Exhibit 4.4 to the Report on Form 8-K/A filed by Viatris Inc. with the SEC on November 19, 2020, and incorporated herein by reference.

4.16(a)
Indenture, dated November 22, 2016, among Mylan N.V., as issuer, Mylan Inc., as guarantor, and Citibank, N.A., London Branch, as trustee, paying agent, transfer agent, registrar and calculation agent, filed by Mylan N.V. as Exhibit 4.9 to Form 10-K for the fiscal year ended December 31, 2016, and incorporated herein by reference.

4.16(b)
First Supplemental Indenture dated November 16, 2020, by and among Viatris Inc., Utah Acquisition Sub Inc., Mylan II B.V., Mylan Inc. and Citibank, N.A., London Branch, as trustee, paying agent, transfer agent, and registrar to the Indenture dated November 22, 2016, by and among Mylan N.V., Mylan Inc. and Citibank, N.A., London Branch, as trustee, paying agent, transfer agent, registrar and calculation agent, filed as Exhibit 4.5 to the Report on Form 8-K/A filed by Viatris Inc. with the SEC on November 19, 2020, and incorporated herein by reference.

4.17(a)
Indenture, dated as of April 9, 2018, among Mylan Inc., as issuer, Mylan N.V., as guarantor, and The Bank of New York Mellon, as trustee, filed as Exhibit 4.1 to the Report on Form 8-K filed by Mylan N.V. with the SEC on April 9, 2018, and incorporated herein by reference.

Exhibit No.	Description
4.17(b)
First Supplemental Indenture dated November 16, 2020, by and among Mylan Inc., Viatris Inc., Utah Acquisition Sub Inc., Mylan II B.V. and The Bank of New York Mellon, as trustee, to the Indenture dated April 9, 2018, by and among Mylan Inc., Mylan N.V. and The Bank of New York Mellon, as trustee, filed as Exhibit 4.8 to the Report on Form 8-K/A filed by Viatris Inc. with the SEC on November 19, 2020, and incorporated herein by reference.

4.18(a)
Indenture, dated as of May 23, 2018, among Mylan Inc., as issuer, Mylan N.V., as guarantor and Citibank, N.A., London Branch, as trustee, paying agent, transfer agent and registrar, filed as Exhibit 4.1 to the Report on Form 8-K filed by Mylan N.V. with the SEC on May 23, 2018, and incorporated herein by reference.

4.18(b)
First Supplemental Indenture dated November 16, 2020, by and among Mylan Inc., Utah Acquisition Sub Inc., Mylan II B.V., Viatris Inc. and Citibank, N.A., London Branch, as trustee, paying agent, transfer agent, and registrar, to the Indenture dated May 23, 2018, by and among Mylan Inc., Mylan N.V. and Citibank, N.A., London Branch, as trustee, paying agent, transfer agent, and registrar, filed as Exhibit 4.9 to the Report on Form 8-K/A filed by Viatris Inc. with the SEC on November 19, 2020, and incorporated herein by reference

4.19(a)
Indenture, dated as of June 22, 2020, between Upjohn Inc., as issuer, and The Bank of New York Mellon, as trustee, filed as Exhibit 4.1 to the Report on Form 8-K filed by Upjohn Inc. with the SEC on June 26, 2020, and incorporated herein by reference.

4.19(b)
First Supplemental Indenture dated November 16, 2020, by and among Viatris Inc., Utah Acquisition Sub Inc., Mylan II B.V., Mylan Inc. and The Bank of New York Mellon, as trustee, to the Indenture dated June 22, 2020, by and among Viatris Inc. and The Bank of New York Mellon, as trustee, filed as Exhibit 4.1 to the Report on Form 8-K/A filed by Viatris Inc. with the SEC on November 19, 2020, and incorporated herein by reference.

4.20(a)
Indenture, dated as of June 23, 2020, among Upjohn Finance B.V., as issuer, Upjohn Inc., as guarantor, and Citibank, N.A., London Branch, as trustee, transfer agent, paying agent and registrar, filed as Exhibit 4.9 to the Report on Form 8-K filed by Upjohn Inc. with the SEC on June 26, 2020, and incorporated herein by reference.

4.20(b)
First Supplemental Indenture dated November 16, 2020, by and among Upjohn Finance B.V., Viatris Inc., Utah Acquisition Sub Inc., Mylan II B.V., Mylan Inc. and Citibank, N.A., London Branch, as trustee, paying agent, transfer agent, and registrar, to the Indenture dated June 23, 2020, by and among Upjohn Finance B.V., Viatris Inc. and Citibank, N.A., London Branch, as trustee, paying agent, transfer agent, and registrar, filed as Exhibit 4.2 to the Report on Form 8-K/A filed by Viatris Inc. with the SEC on November 19, 2020, and incorporated herein by reference.

4.21*	Form of Viatris Inc. Debt Security.

4.22*	Form of Certificate for Preferred Stock of Viatris Inc.

4.23*	Form of Warrant Agreement.

4.24*	Form of Warrant Certificate.

4.25*	Form of Rights Agreement.

5.1**	Opinion of Cravath, Swaine & Moore LLP.

5.2**	Opinion of NautaDutilh N.V.

Exhibit No.	Description

5.3**	Opinion of Parker Poe Adams & Bernstein LLP.

22.1
List of subsidiary guarantors and issuers of guaranteed securities, filed as Exhibit 22 to the Report on Form 10-K filed by Viatris Inc. with the SEC on February 27, 2025, and incorporated herein by reference.

23.1**	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2**	Consent of Cravath, Swaine & Moore LLP (included as part of Exhibit 5.1).

23.3**	Consent of NautaDutilh N.V. (included as part of Exhibit 5.2).

23.4**	Consent of Parker Poe Adams & Bernstein LLP (included as part of Exhibit 5.3).

24.1**	Powers of Attorney (included in signature pages).

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee, with respect to the Form of Viatris Inc. Senior Indenture.

25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee, with respect to the Form of Viatris Inc. Subordinated Indenture.

25.3**
Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee, with respect to the Form of Viatris Inc. Junior Subordinated Indenture.

107.1**	Filing Fee Table.

*	To be filed by amendment or incorporated by reference in connection with the offering of a particular class or series of securities.
**	Filed herewith.
Item 17.	Undertakings
(a)	Each of the undersigned registrants hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the

“Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	That, for purposes of determining any liability under the Securities Act:
(i)
the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)
each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on May 8, 2025.

VIATRIS INC.

By:	/s/ Theodora Mistras
Name: Theodora Mistras
Title: Chief Financial Officer

POWER OF ATTORNEY
Each of the undersigned officers and directors of Viatris Inc., a Delaware corporation, hereby constitutes and appoints each of Theodora Mistras and Paul B. Campbell as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in their name and on their behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott A. Smith	Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2025
Scott A. Smith

/s/ Theodora Mistras	Chief Financial Officer (Principal Financial Officer)	May 8, 2025
Theodora Mistras

/s/ Paul Campbell	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	May 8, 2025
Paul Campbell

/s/ Melina Higgins	Chair of the Board of Directors	May 8, 2025
Melina Higgins

/s/ W. Don Cornwell	Director	May 8, 2025
W. Don Cornwell

/s/ JoEllen Lyons Dillon	Director	May 8, 2025
JoEllen Lyons Dillon

/s/ Elisha Finney	Director	May 8, 2025
Elisha Finney

/s/ Leo Groothuis	Director	May 8, 2025
Leo Groothuis

Signature	Title	Date
/s/ James M. Kilts	Director	May 8, 2025
James M. Kilts

/s/ Harry A. Korman	Director	May 8, 2025
Harry A. Korman

/s/ Rajiv Malik	Director	May 8, 2025
Rajiv Malik

/s/ Richard A. Mark	Director	May 8, 2025
Richard A. Mark

/s/ Mark W. Parrish	Vice Chair and Director	May 8, 2025
Mark W. Parrish

/s/ Rogério V. Coelho	Director	May 8, 2025
Rogério V. Coelho

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on May 8, 2025.

MYLAN INC.

By:	/s/ John Miraglia
Name: John Miraglia
Title: President and Treasurer

POWER OF ATTORNEY
Each of the undersigned officers and directors of Mylan Inc., a Pennsylvania corporation, hereby constitutes and appoints each of Theodora Mistras and Paul B. Campbell as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in their name and on their behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Miraglia	President, Treasurer and Director (Principal Executive Officer)	May 8, 2025
John Miraglia

/s/ Theodora Mistras	Chief Financial Officer (Principal Financial Officer)	May 8, 2025
Theodora Mistras

/s/ Paul Campbell	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	May 8, 2025
Paul Campbell

/s/ Michael Rainerman	Director	May 8, 2025
Michael Rainerman

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on May 8, 2025.

MYLAN II B.V.

By:	/s/ John Miraglia
Name: John Miraglia
Title: Director

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act of 1933, as amended, Mylan II B.V. has duly caused this registration statement to be signed by the following duly authorized representative in the United States.

MYLAN II B.V.

By:	/s/ John Miraglia
Name: John Miraglia
Title: Director

POWER OF ATTORNEY
Each of the undersigned officers and directors of Mylan II B.V., a private limited liability company organized and existing under the laws of the Netherlands, hereby constitutes and appoints each of Theodora Mistras and Paul B. Campbell as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in their name and on their behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Miraglia	Director	May 8, 2025
John Miraglia

/s/ Michael Rainerman	Director	May 8, 2025
Michael Rainerman

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on May 8, 2025.

UTAH ACQUISITION SUB INC.

By:	/s/ Michael Rainerman
Name: Michael Rainerman
Title: President and Secretary

POWER OF ATTORNEY
Each of the undersigned officers and directors of Utah Acquisition Sub Inc., a Delaware corporation, hereby constitutes and appoints each of Theodora Mistras and Paul B. Campbell as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in their name and on their behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Rainerman	President, Secretary and Director (Principal Executive Officer)	May 8, 2025
Michael Rainerman

/s/ Howard Meyer	Treasurer, Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	May 8, 2025
Howard Meyer